UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Centerville Road, Suite 400

Wilmington, DE 19808

(Address of principal executive offices) (Zip Code)

(302) 252-9160

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 14, 2022, Colfax Corporation (the “Company” or “Colfax”) issued a press release announcing that its board of directors has authorized and declared the pro rata distribution (the “Distribution”) of 90% of the outstanding shares of common stock of ESAB Corporation (“ESAB”) to holders of record of the Company’s common stock as of the close of business on March 22, 2022 (the “Record Date”). The Distribution is expected to be payable after the market close on April 4, 2022. As a result of the Distribution, each holder of record of Colfax common stock will receive one share of ESAB common stock for every three shares of Colfax common stock held at the close of business on the Record Date. Following the Distribution, Colfax will retain 10% of the outstanding shares of ESAB common stock, which it intends to divest within 12 months after the separation in a tax-efficient exchange for its outstanding debt. The completion of the Distribution is subject to a number of customary conditions, including the Securities and Exchange Commission (“SEC”) having declared effective ESAB’s Registration Statement on Form 10, as amended.

The Company also announced that, following its stockholders’ approval on February 28, 2022 of three alternative amendments to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of Colfax common stock at a ratio determined by the Board, the Board has approved a one-for-three reverse stock split, and immediately following such split, a corresponding authorized share reduction. Such reverse stock split and corresponding authorized share reduction will be effected immediately following completion of the Distribution along with the Company’s name change to “Envois Corporation”. In connection with the reverse stock split, every three shares of Colfax common stock issued and outstanding as of the effective date will be automatically changed into one share of Enovis common stock. The Company’s stockholders will receive cash in lieu of any fractional shares they would otherwise be entitled to receive in the Distribution and reserve stock split.

A copy of the press release announcing these matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Concerning Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, outlook, expectations and intentions, including the intended separation of ESAB (the “Separation”), and the timing, method and anticipated benefits of the Separation, and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to, risks related to the impact of the COVID-19 global pandemic, including the rise, prevalence and severity of variants of the virus, actions by governments, businesses and individuals in response to the situation, such as the scope and duration of the outbreak, the nature and effectiveness of government actions and restrictive measures implemented in response; the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; macroeconomic conditions; material delays and cancellations of medical procedures; supply chain disruptions; the impact on creditworthiness and financial viability of customers; risks relating to the Separation, the uncertainty of obtaining regulatory approvals, and a favorable tax opinion; Colfax’s ability to satisfactorily complete steps necessary for the Separation and related transactions to be generally tax-free for U.S. federal income tax purposes; the ability to satisfy the necessary conditions to complete the Separation on a timely basis, or at all; the timing of effectiveness of ESAB’s Form 10, as amended; the ability to realize the anticipated benefits of the Separation; developments related to the impact of the COVID-19 pandemic on the Separation, and the financial and operating performance of each company following the Separation; other impacts on Colfax’s business and ability to execute business continuity plans; and the other factors detailed in Colfax’s reports filed with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Colfax’s filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This Current Report on Form 8-K speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Colfax Corporation, dated March 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2022

COLFAX CORPORATION

By:	/s/ Christopher M. Hix
Name:	Christopher M. Hix
Title:	Executive Vice President, Finance, Chief Financial Officer